Exhibit 99.1

News Release

Stockholders Approve PAE’s Definitive Agreement to be Acquired by an Affiliate

of Amentum Government Services Holdings LLC

FALLS CHURCH, Va., February 10, 2022 – PAE Incorporated (“PAE”) today announced that at a special meeting of PAE’s stockholders held earlier today (the “Special Meeting”), its stockholders voted to approve and adopt the previously announced definitive agreement dated as of October 25, 2021 (the “Merger Agreement”) in which PAE agreed to be acquired by an affiliate of Amentum Government Services Holdings LLC. At the Special Meeting, holders of more than 86% of PAE’s outstanding common stock voted to approve and adopt the Merger Agreement. With the stockholder vote complete, all approvals required to complete the proposed transaction have been received. Subject to the satisfaction or waiver of the necessary closing conditions, the proposed transaction is expected to close on or around February 15, 2022.

About PAE

For more than 66 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and host government partners. With a global workforce on seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, words such as “anticipate,” “believe,” “consider,” “continue,” “develop,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” and variations of such words and similar expressions as they relate to PAE, its management or the proposed transaction are often used to identify such statements as “forward-looking statements.” Such statements reflect the current views of PAE and its management with respect to future events, including the proposed transaction, and are subject to certain risks and uncertainties that may cause timing or actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) conditions to the closing of the proposed transaction may not be satisfied; (ii) the proposed transaction may involve unexpected costs, liabilities or delays; (iii) the business of PAE may suffer as a result of uncertainty surrounding the proposed transaction; (iv) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (v) PAE may be adversely affected by other economic, business, and/or competitive factors; (vi) the occurrence of any event, change or other circumstances could give rise to the termination of the Merger Agreement; (vii) PAE may not be able to recognize the anticipated benefits of the proposed transaction; (viii) the risk that the proposed transaction disrupts PAE’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; and (ix) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of PAE and the proposed transaction are set forth in filings that PAE makes with the SEC from time to time, including those listed under “Risk Factors” in PAE’s Annual Report on Form 10-K for the year ended December 31, 2020, and filed with the SEC on March 16, 2021, and amended on May 7, 2021, as updated or supplemented by subsequent reports that PAE has filed or files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. PAE assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

For media inquiries regarding PAE, contact:

Celso Puente

Vice President, Marketing and Communications

PAE

240-271-2916

Celso.Puente@pae.com

For investor inquiries regarding PAE, contact:

Mark Zindler

Vice President, Investor Relations

PAE

703-717-6017

mark.zindler@pae.com